Exhibit 99.2

[Letterhead of KPMG LLP]

Report of Independent Registered Public Accounting Firm

The Board of Directors
The Student Loan Corporation:

We have examined management’s assertion, included in the accompanying Management Report on The Student Loan Corporation’s Compliance, as Servicer, with the Requirements of the Indenture of Trust and the Servicing Agreement, that The Student Loan Corporation complied with Article XI, Section 11.1 of the Indenture of Trust, dated as of September 28, 2005, between the SLC Student Loan Trust 2005-2, as Issuer, and Wachovia Bank, National Association, as Indenture Trustee, and with the Servicing Agreement, Sections 2 and 3, dated as of September 28, 2005, between The Student Loan Corporation, as Servicer, and SLC Student Loan Trust 2005-2, as Issuer, for the period September 28, 2005 through December 31, 2005. Management is responsible for The Student Loan Corporation’s compliance with those requirements. Our responsibility is to express an opinion on management’s assertion regarding The Student Loan Corporation’s compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence regarding The Student Loan Corporation’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on The Student Loan Corporation’s compliance with specified requirements.

We have been informed that, under The Student Loan Corporation’s interpretation regarding compliance with Article XI, Section 11.1 of the Indenture of Trust, dated as of September 28, 2005, between the SLC Student Loan Trust 2005-2 and Wachovia Bank, National Association, and with the Servicing Agreement, Sections 2 and 3, dated as of September 28, 2005, between The Student Loan Corporation and SLC Student Loan Trust 2005-2, the criteria set forth in Appendix I is suitable for attesting to management’s assertion referred to above.

In our opinion, management’s assertion that The Student Loan Corporation complied with the aforementioned requirements for the period September 28, 2005 through December 31, 2005 is fairly stated, in all material respects, based on the criteria set forth in Appendix I.

This report is intended solely for the information and use of the Board of Directors and management of The Student Loan Corporation, SLC Student Loan Trust 2005-2, and Indenture Trustee, and is not intended to be, and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

New York, New York
March 31, 2006

                            Appendix I
Attestation Procedures

We have been informed that, under The Student Loan Corporation’s (SLC) interpretation regarding compliance with Article XI, Section 11.1 of the Indenture of Trust, dated as of September 28, 2005, between the SLC Student Loan Trust 2005-2 and Wachovia Bank, National Association, and with the Servicing Agreement, Sections 2 and 3, dated as of September 28, 2005, between The Student Loan Corporation and SLC Student Loan Trust 2005-2, the criteria set forth below is suitable for attesting to management’s assertion referred to in our report:

Obtain and read the Indenture of Trust and Servicing Agreements (the “Agreements”).

Obtain written representation from management of The Student Loan Corporation stating that The Student Loan Corporation complied with Article XI, Section 11.1 of the Indenture of Trust, and with the servicing requirements in Sections 2 and 3 of the Servicing Agreement during the period from September 28, 2005 through December 31, 2005.

Obtain and read the Sub-Servicer Certification stating that Citibank USA, National Association, the Subservicer, complied with the Sub-servicing Agreement, dated September 28, 2005, between The Student Loan Corporation, as Servicer, and Citibank USA, National Association, the Sub-servicer, for the period September 28, 2005 through December 31, 2005.

Obtain and read The Student Loan Corporation management’s Annual Servicer’s Certificate to SLC Student Loan Trust 2005-2, stating that The Student Loan Corporation performed, in all material respects, all of its obligations under the Agreements during the period from September 28, 2005 through December 31, 2005, and no default in the performance of such obligations had occurred or was continuing.

Obtain an understanding of Citibank USA, National Association’s subservicer duties related to performing due diligence with respect to borrower delinquencies by performing the following procedures:

•
Obtain electronically, a loan data file from SLC, for which The Student Loan Corporation represented that such loan data file represents education loans held in the SLC Student Loan Trust 2005-2 (collectively the “Trust student loans”) as of December 31, 2005. Select a sample of one Trust student loan from each delinquency status (e.g. identified on the loan data file as DO, D1, D2, D3, D4, D5, D6, D7, D8 and D9) and five Trust student loans identified on the loan data file (“the loan data file”) as in “claim” status, and obtain evidence that the appropriate due diligence procedures are performed.

Obtain an understanding of Citibank USA, National Association’s subservicer duties related to the collection of Trust student loan payments by performing the following procedures:

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Judgmentally select a sample of five Trust student loans from the loan data file, and obtain copies of payment coupons, check copy, if applicable, the borrower’s payment history summary and payment history detail from SLC’s Diploma Loan Servicing System. Utilizing the aforementioned documentation, recalculate the allocation of monthly collections with respect to the Trust student loans between principal, interest and fees. Compare the recalculated amounts to the collections of principal, interest and fees per the Trust student loan’s payment history summary and payment history detail from SLC’s Diploma Loan Servicing System.

Obtain an understanding of the transmittal of ED Form 799 on a quarterly basis to the U.S. Department of Education by The Student Loan Corporation by performing the following procedure:

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For the ED Form 799, obtain and inspect the Lender Search Report provided by The Student Loan Corporation evidencing receipt of the ED Form 799 by the U.S. Department of Education for the third and fourth quarters of 2005.

Obtain an understanding of The Student Loan Corporation’s remittance procedures of monthly rebate fees to the U.S. Department of Education by performing the following procedure:

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Judgmentally select a sample of two monthly rebate fees from the period September 28, 2005 through December 31, 2005, and obtain and inspect proof of remittance to the U.S. Department of Education for each of the respective month’s remittances.

Obtain an understanding of The Student Loan Corporation’s remittance procedures to the Eligible Lender Trustee, including the processing of principal and interest payments by performing the following procedure:

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Judgmentally select a sample of fifteen daily remittances from the period September 28, 2005 through December 31, 2005, and obtain and inspect proof of remittance to the Eligible Lender Trustee within two business days for each of the respective daily remittances.

Management Report on The Student Loan Corporation’s Compliance, as Servicer, with the Requirements of the Indenture of Trust and the Servicing Agreement

Management of The Student Loan Corporation, as Servicer, is responsible for compliance with Article XI, Section 11.1 of the Indenture of Trust, dated as of September 28, 2005, between the SLC Student Loan Trust 2005-2, as Issuer, and Wachovia Bank, National Association, as Indenture Trustee, and with the Servicing Agreement, Sections 2 and 3, dated as of September 28, 2005, between The Student Loan Corporation, as Servicer, and SLC Student Loan Trust 2005-2, as Issuer, for the period September 28, 2005 through December 31, 2005.

Management has performed an evaluation of The Student Loan Corporation’s compliance with Article XI, Section 11.1 of the Indenture of Trust and with the Servicing Agreement, Sections 2 and 3, for the period September 28, 2005 through December 31, 2005. Based upon this evaluation, management believes that, for the period September 28, 2005 through December 31, 2005, The Student Loan Corporation, as Servicer, was in compliance with Article XI, Section 11.1 of the Indenture of Trust and with the Servicing Agreement, Sections 2 and 3.

/s/ Daniel P. McHugh              March 31, 2006
Daniel P. McHugh                Date
Chief Financial Officer
The Student Loan Corporation, as Servicer